UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 North LaSalle Street, Suite 1800
Chicago, Illinois 60601
Phone: (312) 642-3700
(Address, zip code and telephone number, including area code, of principal executive offices)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	INWK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 8 - Other Events

Item 8.01. Other Events.

InnerWorkings, Inc. (the “Company”) has scheduled its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) for June 9, 2020. Further details regarding the 2020 Annual Meeting will be included in the Company’s proxy statement.

Because the 2020 Annual Meeting will be held on a date that is more than 30 days before the first anniversary of the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), the Company has set March 6, 2020 as the new deadline for receipt of any stockholder proposals for inclusion in the Company’s proxy statement for the 2020 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Stockholder proposals submitted pursuant to Rule 14a-8 must be received by the Secretary of the Company on or by such deadline and comply with all rules of the Securities and Exchange Commission pertaining to stockholders’ proposals.

Additionally, since the 2020 Annual Meeting will be held more than 30 days before the first anniversary of the 2019 Annual Meeting, the Company’s Second Amended and Restated By-Laws (the “By-Laws”) require that notice of proposals or nominations for the 2020 Annual Meeting submitted pursuant to the advance notice provisions of the By-Laws be received at our executive offices at 203 N. LaSalle Street, Suite 1800, Chicago, IL 60601, by the close of business on March 6, 2020. Any such notice must satisfy applicable requirements in the By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: February 25, 2020	By:	/s/ Oren B. Azar
	Name:	Oren B. Azar
	Title:	General Counsel